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Exhibit 10.5

THIS INSTRUMENT WAS PREPARED BY,
AND WHEN RECORDED SHOULD BE
RETURNED TO:
Dorsey & Whitney LLP (RMH)
Pillsbury Center South
220 South Sixth Street
Minneapolis, Minnesota 55402-1498

AMENDED, RESTATED, AND CONSOLIDATED MORTGAGE,
SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS
AND FIXTURE FINANCING STATEMENT

    THIS AMENDED, RESTATED, AND CONSOLIDATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT (this "Mortgage") is made as of October 10, 2000, by REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota ("Borrower"), having its principal offices at Hopkins, Minnesota, in favor of U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Lender"), having an office at St. Paul, Minnesota.

RECITALS

    A.  As of the date hereof, the Lender has made the following loans to the Borrower:

      (a)  First Loan.  A $2,400,000 loan (the "First Loan"), evidenced and secured by: (i) a Financing Agreement dated December 3, 1997 (the "Financing Agreement"); (ii) a Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated December 3, 1997, and file December 12, 1997, as Document No. 2869161 in the office of the Registrar of Titles, Hennepin County, Minnesota (the "Original Mortgage"), (iii) a Promissory Note dated December 3, 1997, in the stated principal amount of $2,400,000, in favor of U.S. Bank National Association; and (iv) all other Loan Documents (as defined in the Financing Agreement) collateral thereto.

      (b)  Second Loan.  A $970,000 loan (the "Second Loan"), evidenced and secured by (i) the Financing Agreement; (ii) a Second Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated April 20, 2000, filed May 8, 2000, as Document No. 3277844 in the office of the Registrar of Titles, Hennepin County, Minnesota (the "Second Mortgage"); (iii) a Borrower's Overline Note dated April 20, 2000, in the stated principal amount of $500,000, in favor of Lender; (iv) a Term Note dated April 20, 2000, in the stated principal amount of $200,000; (v) a Promissory Note dated December 3, 1997, in the stated principal amount of $270,000; and (vi) all other Loan Documents (as defined in the Financing Agreement) collateral thereto.

      (c)  Third Loan.  A $2,325,000 loan (the "Third Loan") evidenced and secured by: (i) the Financing Agreement; (ii) a Third Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement dated July 21, 2000, and filed July 21, 2000, in the office of the Registrar of Titles, Hennepin County, Minnesota, as Document No. 3298708 (the "Third Mortgage"); (iii) a Borrower's Demand Note in the stated principal amount of $325,000, in favor of Lender; (iv) the sum of $2,000,000 which was previously advanced to Borrower under the terms of the Financing Agreement; and (v) all other Loan Documents (as defined in the Financing Agreement) collateral thereto.

THIS IS A MORTGAGE AMENDMENT AS DEFINED IN MINNESOTA STATUTES, SECTION 287.01, SUBDIVISION 2, AND AS SUCH, IT DOES NOT SECURE A NEW OR INCREASED AMOUNT OF DEBT.

    The Lender and the Borrower have agreed to amend, restate, and consolidate the First Loan, the Second Loan, and the Third Loan (collectively, the "Loan") pursuant to the Credit Agreement (as defined below).

    B.  The Loan shall be repaid with interest thereon, as evidenced by that certain Amended and Restated Note of even date herewith payable to the order of Lender (the "Note", which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement thereof) and is the subject of an Amended and Restated Credit Agreement of even date herewith between Borrower and Lender (the "Credit Agreement," which term shall include any amendment, modification, supplement, extension, renewal, replacement, or restatement thereof). The Note, the Credit Agreement, and any other Loan Document (as defined in the Credit Agreement) are each dated the same date as this Mortgage, are hereby incorporated by reference, and, together with this Mortgage, as any of the same may be amended, modified, supplemented, extended, renewed, replaced, or restated, are sometimes collectively referred to as the "Loan Documents."

    C.  The obligations secured by this Mortgage (the "Obligations") are as follows:

       (i) the principal amount of $5,695,000; plus

      (ii) interest on the amount advanced and unrepaid, at the interest rate or rates provided in the Notes; plus

      (iii) all other amounts payable by Borrower and all other agreements of Borrower under the Loan Documents as the same now exist or may hereafter be amended.

    D.  The Obligations shall mature on or before October 1, 2005 (the "Maturity Date").

    E.  The maximum principal indebtedness secured hereby is $5,695,000 plus amounts which may be advanced by Lender in protection of the Mortgaged Property or this Mortgage.

    F.  Lender and Borrower have agreed to consolidate and coordinate the liens of the Original Mortgage, Second Mortgage and Third Mortgage so that they shall together constitute a single first lien of $5,695,000, with interest, to spread said lien over all of Borrower's right, title and interest, now or hereafter acquired, in the Mortgaged Property (as that term is hereinafter defined) and to modify and restate in their entirety the Original Mortgage, Second Mortgage and Third Mortgage as if one mortgage covering the Mortgaged Property had been executed and delivered by Borrower to Lender to secure the Obligations, all as set forth herein.

    NOW, THEREFORE, it is hereby agreed that (a) the lien of the Original Mortgage, the Second Mortgage and the Third Mortgage be and hereby is spread over all of the Borrower's right, title and interest, now or hereafter acquired, in the Mortgaged Property so that same shall and now does constitute a valid first mortgage thereon, and (b) all terms and conditions of the Original Mortgage, the Second Mortgage and the Third Mortgage shall be superseded by, and deemed to have been amended and restated in their entirety by, the terms and conditions set forth in this Mortgage, and (c) the Original Mortgage, the Second Mortgage and the Third Mortgage are hereby combined and consolidated and made equal and coordinate in lien without priority of the one over the other so that together they shall hereafter constitute in law but one mortgage, a single first lien on all of Borrower's right, title and interest, now or hereafter acquired, in the Mortgaged Property, in the principal sum of the Obligations securing the Note with the same intent and with like effect as if one mortgage covering the Mortgaged Property had been executed and delivered by Borrower to Lender to secure said Obligations, which shall be payable as provided in the Note, and (d) Borrower, in consideration of Lender making and amending the Loan, and to secure the Loan and payment and performance of the Obligations, hereby grants, bargains, sells, conveys, and mortgages to Lender, its successors and assigns, forever, with power of sale, and grants to

Lender, its successors and assigns, a security interest in the following, all of which is called the "Mortgaged Property":

A. LAND AND IMPROVEMENTS

    The land described in Exhibit A attached hereto and all mineral rights, hereditaments, easements and appurtenances thereto (collectively the "Land"), and all improvements and structures thereon (the "Improvements"); and

B. FIXTURES AND PERSONAL PROPERTY

    All fixtures (the "Fixtures"), and all machinery, equipment and personal property (collectively the "Personal Property") now or hereafter located on, in or under the Land and the Improvements, and necessary or useful in connection with the functioning of the Land or the Improvements for their general intended purposes (but not to the extent primarily used in the operation of Borrower's specific business), and which are owned by Borrower or in which Borrower has an interest, including any construction and building materials stored on and to be included in the Improvements, and also including those specific items, if any, described in Exhibit B attached hereto, plus any repairs, replacements and betterments to any of the foregoing and the proceeds and products thereof; and

C. LEASES AND RENTS

    All rights of Borrower with respect to tenants or occupants now or hereafter occupying any part of the Land or the Improvements, if any, including all leases and licenses and rights in connection therewith, whether oral or written (collectively the "Leases"), and all rents, income, both from services and occupation, royalties, revenues and payments, including prepayments and security deposits (collectively the "Rents"), which are now or hereafter due or to be paid in connection with the Land, the Improvements, the Fixtures or the Personal Property; and

D. GENERAL INTANGIBLES

    All general intangibles of Borrower which relate to any of the Land, the Improvements, the Fixtures, the Personal Property, the Leases or the Rents, including proceeds of insurance and condemnation or conveyance of the Land and the Improvements, accounts, trade names, contract rights, accounts receivable and bank accounts; and

E. AFTER ACQUIRED PROPERTY AND PROCEEDS

    All after acquired property similar to the property herein described and conveyed which may be subsequently acquired by Borrower and used in connection with the Land, the Improvements, the Fixtures, the Personal Property and other property; and all cash and non-cash proceeds and products of all of the foregoing property.

    TO HAVE AND TO HOLD the same, and all estate therein, together with all the rights, privileges and appurtenances thereunto belonging, to the use and benefit of Lender, its successors and assigns, forever.

    PROVIDED NEVERTHELESS, should Borrower pay and perform all the Obligations, then these presents will be of no further force and effect, and this Mortgage shall be satisfied by Lender, at the expense of Borrower.

    This Mortgage constitutes an assignment of rents and profits within the meaning of Minnesota Statutes, §§ 559.17 and 576.01, and is intended to comply fully with the provisions thereof, and to afford Lender, to the fullest extent allowed by law, the rights and remedies of a mortgage lender or secured lender pursuant thereto.

    This Mortgage also constitutes a security agreement within the meaning of the Uniform Commercial Code as in effect in the State of Minnesota (the "UCC"), with respect to all property described herein as to which a security interest may be granted and/or perfected pursuant to the UCC, and is intended to afford Lender, to the fullest extent allowed by law, the rights and remedies of a secured party under the UCC.

    BORROWER FURTHER agrees as follows:

ARTICLE I
AGREEMENTS

    Section 1.1  Performance of Obligations; Incorporation by Reference.  Borrower shall pay and perform the Obligations. Time is of the essence hereof. All of the covenants, obligations, agreements, warranties and representations of Borrower contained in the Note and the other Loan Documents and all of the terms and provisions thereof, are hereby incorporated herein and made a part hereof by reference as if fully set forth herein.

    Section 1.2  Further Assurances.  If Lender requests, Borrower shall sign and deliver and cause to be recorded as Lender shall direct any further mortgages, instruments of further assurance, certificates and other documents as Lender reasonably may consider necessary or desirable in order to perfect, continue and preserve the Obligations and Lender's rights, title, estate, liens and interests under the Loan Documents. Borrower further agrees to pay to Lender, upon demand, all costs and expenses incurred by Lender in connection with the preparation, execution, recording, filing and refiling of any such documents, including attorneys' fees and title insurance costs.

    Section 1.3  Sale, Transfer, Encumbrance.  If Borrower sells, conveys, transfers or otherwise disposes of, or encumbers, any part of its interest in the Mortgaged Property, whether voluntarily, involuntarily or by operation of law, without the prior written consent of Lender, Lender shall have the option to declare the Obligations immediately due and payable without notice. Included within the foregoing actions requiring prior written consent of Lender are: (a) sale by deed or contract for deed; (b) mortgaging or granting a lien on the Mortgaged Property; and (c) a transfer which changes the persons in control of Borrower or which transfers more than 25% of the beneficial interest in Borrower, except for transfers to related or affiliated entities. Borrower shall give notice of any proposed action to Lender at least thirty (30) days prior to taking such action. Borrower shall pay all costs and expenses incurred by Lender in evaluating any such action. Lender may condition such consent upon modification of the Loan Documents or payment of fees. No such action shall relieve Borrower from liability for the Obligations. The consent by Lender to any action shall not constitute a waiver of the necessity of such consent to any subsequent action.

    Section 1.4  Insurance.  Borrower shall obtain, maintain and keep in full force and effect (and upon request of Lender shall furnish to Lender copies of) policies of insurance as described in, and meeting the requirements set forth in, Exhibit C attached hereto, and upon request of Lender shall furnish to Lender proof of payment of all premiums for such insurance. At least ten (10) days prior to the termination of any such coverage, Borrower shall provide Lender with evidence satisfactory to Lender that such coverage will be renewed or replaced upon termination with insurance that complies with the provisions of this Section. Borrower, at its sole cost and expense, from time to time when Lender shall so request, will provide Lender with evidence, in a form acceptable to Lender, of the full insurable replacement cost of the Mortgaged Property. All property (including boiler and machinery) and liability insurance policies maintained by Borrower pursuant to this Section shall (i) include effective waivers by the insurer of all claims for insurance premiums against Lender, and (ii) provide that any losses shall be payable notwithstanding (a) any act of negligence by Borrower or Lender, (b) any foreclosure or other proceedings or notice of foreclosure sale relating to the Mortgaged Property, or (c) any release from liability or waiver of subrogation rights granted by the insured. All insurance policies maintained by Borrower pursuant to the foregoing provisions shall respond on a primary basis relative to any other insurance carried by Lender in the event of loss. Insurance terms not otherwise defined herein shall be interpreted consistent with insurance industry usage.

    Section 1.5  Taxes, Liens and Claims, Utilities.  Borrower, at least five (5) days before any penalty attaches thereto, shall pay and discharge, or cause to be paid and discharged, all taxes, assessments and governmental charges and levies (collectively "Impositions") imposed upon or against the Mortgaged Property or the Rents, or upon or against the Obligations, or upon or against the interest of Lender in the Mortgaged Property or the Obligations, except Impositions measured by the income of Lender. Borrower shall provide evidence of such payment at Lender's request. Borrower shall keep the Mortgaged Property free and clear of all liens, encumbrances, easements, covenants, conditions, restrictions and reservations (collectively "Liens") except those listed on Exhibit A attached hereto (the "Permitted Encumbrances"). Borrower shall pay or cause to be paid when due all charges or fees for utilities and services supplied to the Mortgaged Property. Notwithstanding anything to the contrary contained in this Section, Borrower shall not be required to pay or discharge any Imposition or Lien so long as Borrower shall in good faith, and after giving notice to Lender, contest the same by appropriate legal proceedings. If Borrower contests any Imposition or Lien against the Mortgaged Property, Borrower shall provide such security to Lender as Lender shall reasonably require against loss or impairment of Borrower's ownership of or Lender's lien on the Mortgaged Property and shall in any event pay such Imposition or Lien before loss or impairment occurs.

    Section 1.6  Escrow Payments.  If requested by Lender, Borrower shall deposit with Lender monthly on the same date as payments are due under the Note the amount reasonably estimated by Lender to be necessary to enable Lender to pay, at least five (5) days before they become due, all Impositions against the Mortgaged Property and the premiums upon all insurance required hereby to be maintained with respect to the Mortgaged Property, provided, however, that Lender shall not request such escrow deposits until after an Event of Default hereunder. All funds so deposited shall secure the Obligations. Such deposits shall be held by Lender, or its nominee, in a non-interest bearing account and may be commingled with other funds. Such deposits shall be used to pay such Impositions and insurance premiums when due. Any excess sums so deposited shall be retained by Lender and shall be applied to pay said items in the future, unless the Obligations have been paid and performed in full, in which case all excess sums so paid shall be refunded to Borrower. Upon the occurrence of an Event of Default, Lender may apply any funds in said account against the Obligations in such order as Lender may determine.

    Section 1.7  Maintenance and Repair; Compliance with Laws.  Borrower shall cause the Mortgaged Property to be operated, maintained and repaired in safe and good repair, working order and condition, reasonable wear and tear excepted; shall not commit or permit waste thereof; except as provided in any Loan Document, shall not remove, demolish or substantially alter the design or structural character of any Improvements without the prior written consent of Lender; shall complete or cause to be completed forthwith any Improvements which are now or may hereafter be under construction upon the Land; shall comply or cause compliance with all laws, statutes, ordinances and codes, and governmental rules, regulations and requirements, applicable to the Mortgaged Property or the manner of using or operating the same, and with any covenants, conditions, restrictions and reservations affecting the title to the Mortgaged Property, and with the terms of all insurance policies relating to the Mortgaged Property; and shall obtain and maintain in full force and effect all consents, permits and licenses necessary for the use and operation of the Mortgaged Property.

    Section 1.8  Leases.

      (a) Borrower shall not enter into or amend any Lease without Lender's prior written consent, and shall furnish to Lender, upon execution, a complete and fully executed copy of each Lease. Borrower shall provide Lender with a copy of each proposed Lease requiring the consent of Lender and with any information requested by Lender regarding the proposed Tenant thereunder. Lender may declare each Lease to be prior or subordinate to this Mortgage, at Lender's option.

      (b) Borrower shall, at its cost and expense, perform each obligation to be performed by the landlord under each Lease; not borrow against, pledge or further assign any rents or other payments due thereunder; not permit the prepayment of any rents or other payments due for more than thirty (30) days in advance; and not permit any Tenant to assign its Lease or sublet the premises covered by its Lease, unless required to do so by the terms thereof and then only if such assignment does not work to relieve the Tenant of any liability for performance of its obligations thereunder.

      (c) If any Tenant shall default under its Lease, Borrower shall, in the ordinary course of business, exercise sound business judgment with respect to such default, but may discount, compromise, forgive or waive claims or discharge the Tenant from its obligations under the Lease or terminate or accept a surrender of the Lease.

      (d) If Borrower fails to perform any obligations of Borrower under any Lease or if Lender becomes aware of or is notified by any Tenant of a failure on the part of Borrower to so perform, Lender may, but shall not be obligated to, without waiving or releasing Borrower from any obligation in this Agreement or any of the other Loan Documents, remedy such failure, and Borrower agrees to repay upon demand all sums incurred by Lender in remedying any such failure, together with interest thereon from the date incurred at the Default Rate (as defined in the Note).

      (e) For purposes of this Mortgage, the following terms shall have the following meanings:

         (i) "Lease":  Any lease or other document or agreement, written or oral, permitting any Person to use or occupy any part of the Mortgaged Property.

        (ii) "Person":  Any natural person, corporation, partnership, limited partnership, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

        (iii) "Tenant":  Any person or party using or occupying any part of the Mortgaged Property pursuant to a Lease.

    Section 1.9  Indemnity.  Borrower shall indemnify Lender and its directors, officers, agents and employees (collectively the "Indemnified Parties") against, and hold the Indemnified Parties harmless from, all losses, damages, suits, claims, judgments, penalties, fines, liabilities, costs and expenses (collectively a "Loss") by reason of, or on account of, or in connection with the construction, reconstruction or alteration of the Mortgaged Property, or any accident, injury, death or damage to any person or property occurring in, on or about the Mortgaged Property or any street, drive, sidewalk, curb or passageway adjacent thereto, provided such Loss is not caused by the gross negligence or willful misconduct of the Indemnified Parties. The indemnity contained in this Section shall include costs of defense of any such claim asserted against an Indemnified Party, including reasonable attorneys' fees. The indemnity contained in this Section shall survive payment and performance of the Obligations and satisfaction and release of this Mortgage and any foreclosure thereof or acquisition of title by deed in lieu of foreclosure.

    Section 1.10  Appraisals.  Lender shall have the right from time to time, but not more often than once during any twelve (12)-month period, to obtain an appraisal of the Mortgaged Property in form and substance satisfactory to Lender and prepared by an independent MAI appraiser selected by Lender. Borrower shall reimburse Lender for the cost incurred for any such appraisal within ten (10) days following demand therefor by Lender, if Lender has reason to believe that the value of the Mortgaged Property has declined materially, and such appraisal determines that the then current principal amount of the Note exceeds 75% of the value of the Mortgaged Property.

ARTICLE II
REPRESENTATIONS AND WARRANTIES

    Borrower makes the following representations and warranties:

    Section 2.1  Ownership, Liens, Compliance with Laws.  Borrower owns the Mortgaged Property free from all Liens, except the Permitted Encumbrances. All applicable zoning, environmental, land use, subdivision, building, fire, safety and health laws, statutes, ordinances, codes, rules, regulations and requirements affecting the Mortgaged Property permit the current use and occupancy thereof, and Borrower has obtained all consents, permits and licenses required for such use. Borrower has examined and is familiar with all applicable covenants, conditions, restrictions and reservations, and with all applicable laws, statutes, ordinances, codes and governmental rules, regulations and requirements affecting the Mortgaged Property, and the Mortgaged Property complies with all of the foregoing.

    Section 2.2  Use.  The Mortgaged Property is not homestead property nor is it agricultural property or in agricultural use.

    Section 2.3  Utilities; Services.  The Mortgaged Property is serviced by all necessary public utilities, and all such utilities are operational and have sufficient capacity. There is no contract or agreement providing for services to or maintenance of the Mortgaged Property which cannot be cancelled upon 30 days' or less notice.

ARTICLE III
CASUALTY; CONDEMNATION

    Section 3.1  Casualty, Repair, Proof of Loss.  If any portion of the Mortgaged Property shall be damaged or destroyed by any cause (a "Casualty"), Borrower shall:

      (a) give immediate notice to the Lender; and

      (b) promptly commence and diligently pursue to completion (in accordance with plans and specifications approved by Lender) the restoration, repair and rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to the Casualty; and

      (c) if the Casualty is covered by insurance, immediately make proof of loss and collect all insurance proceeds, all such proceeds to be payable to Lender or as Lender shall direct. If an Event of Default shall be in existence, or if Borrower shall fail to provide notice to Lender of filing proof of loss, or if Borrower shall not be diligently proceeding, in Lender's reasonable opinion, to collect such insurance proceeds, then Lender may, but is not obligated to, make proof of loss, and is authorized, but is not obligated, to settle any claim with respect thereto, and to collect the proceeds thereof. Borrower shall not accept any settlement of an insurance claim, the result of which shall be a payment which is $10,000 or more less than the full amount of the claim, without the prior written consent of Lender.

    Section 3.2  Use of Insurance Proceeds.  Lender shall make the net insurance proceeds received by it (after reimbursement of Lender's out-of pocket costs of collecting and disbursing the same) available to Borrower to pay the cost of restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

      (a) There shall be no Event of Default in existence at the time of any disbursement of the insurance proceeds.

      (b) Lender shall have determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of insurance proceeds and other funds deposited by Borrower with Lender.

      (c) Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of any Lease, and in any event not less than six (6) months prior to the Maturity Date.

      (d) All funds shall be disbursed, at Lender's option, in accordance with Lender's customary disbursement procedures for construction loans.

      (e) The Casualty shall have occurred more than twelve (12) months prior to the Maturity Date.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the insurance proceeds to prepay the Loan in accordance with the Note, and if the Loan is prepaid in full, Borrower shall not be required to perform under Section 3.1(b) of this Mortgage. If any insurance proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Borrower, or at the Lender's discretion, used to prepay the Loan in accordance with the Note.

    Section 3.3  Condemnation.  If any portion of the Mortgaged Property shall be taken, condemned or acquired pursuant to exercise of the power of eminent domain or threat thereof (a "Condemnation"), Borrower shall:

      (a) give immediate notice thereof to Lender, and send a copy of each document received by Borrower in connection with the Condemnation to Lender promptly after receipt; and

      (b) diligently pursue any negotiation and prosecute any proceeding in connection with the Condemnation at Borrower's expense. If an Event of Default shall be in existence, or if Borrower, in Lender's reasonable opinion, shall not be diligently negotiating or prosecuting the claim, Lender is authorized, but not required, to negotiate and prosecute the claim and appear at any hearing for itself and on behalf of Borrower and to compromise or settle all compensation for the Condemnation. Lender shall not be liable to Borrower for any failure by Lender to collect or to exercise diligence in collecting any such compensation. Borrower shall not compromise or settle any claim resulting from the Condemnation if such settlement shall result in payment of $10,000 or more less than Lender's reasonable estimate of the damages therefrom. All awards shall be paid to Lender.

    Section 3.4  Use of Condemnation Proceeds.  Lender shall make the net proceeds of any Condemnation received by it (after reimbursement of Lender's out-of-pocket costs of collecting and disbursing the same) available to Borrower for restoration, repair and rebuilding of the Mortgaged Property, subject to the following conditions:

      (a) There shall be no Event of Default in existence at the time of any disbursement of the condemnation proceeds.

      (b) Lender shall determined, in its reasonable discretion, that the cost of restoration, repair and rebuilding is and will be equal to or less than the amount of condemnation proceeds and other funds deposited by Borrower with Lender.

      (c) Lender shall have determined, in its reasonable discretion, that the restoration, repair and rebuilding can be completed in accordance with plans and specifications approved by Lender (such approval not to be unreasonably withheld), in accordance with codes and ordinances and in accordance with the terms, and within the time requirements in order to prevent termination, of any Lease, and in any event not less than six (6) months prior to the Maturity Date.

      (d) All funds shall be disbursed, at Lender's option, in accordance with Lender's customary disbursement procedures for construction loans.

      (e) The Condemnation shall have occurred more than twelve (12) months prior to the Maturity Date.

If any of these conditions shall not be satisfied, then Lender shall have the right to use the condemnation proceeds to prepay the Loan in accordance with the Note. If any condemnation proceeds shall remain after completion of the restoration, repair and rebuilding of the Mortgaged Property, they shall be disbursed to Borrower, or at Lender's discretion, used to prepay the Loan in accordance with the Note.

ARTICLE IV
DEFAULTS AND REMEDIES

    Section 4.1  Events of Default.  The occurrence of any one or more of the following events shall constitute an Event of Default:

    4.1(a) Borrower shall fail to make when due, whether by acceleration or otherwise, any payment of principal of or interest on the Note or any other obligations of the Borrower to the Lender pursuant to this Mortgage or any of the other Loan Documents.

    4.1(b) Any representation or warranty made by or on behalf of Borrower in this Mortgage or any of the other Loan Documents or by or on behalf of Borrower in any certificate, statement, report or document herewith or hereafter furnished to the Lender pursuant to this Mortgage or any of the other Loan Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified.

    4.1(c) A sale, transfer, conveyance or encumbrance of the Mortgaged Property or any part thereof or of all or any part of Borrower's interest therein in violation of Section 1.3 of this Mortgage shall occur.

    4.1(d) Borrower shall fail to comply with any other agreement, covenant, condition, provision or term contained in this Mortgage or any of the other Loan Documents (other than those hereinabove set forth in this Section 4.1) and such failure to comply shall continue for thirty (30) calendar days after the date Lender gives notice of such failure to the Borrower.

    4.1(e) Borrower shall generally not pay its debts as they mature or shall apply for, shall consent to, or shall acquiesce in the appointment of a custodian, trustee or receiver of itself or for a substantial part of its property, or, in the absence of such application, consent or acquiescence, a custodian, trustee or receiver shall be appointed for Borrower or for a substantial part of the property thereof and shall not be discharged within sixty (60) days, or Borrower shall make an assignment for the benefit of creditors.

    4.1(f) Any bankruptcy, reorganization, debt arrangement or other proceedings under any bankruptcy or insolvency law shall be instituted by or against Borrower and, if instituted against Borrower, shall have been consented to or acquiesced in by Borrower or shall remain undismissed for sixty (60) days, or an order for relief shall have been entered against Borrower.

    4.1(g) Any dissolution or liquidation proceeding shall be instituted by or against Borrower and, if instituted against Borrower, shall be consented to or acquiesced in by Borrower or shall remain for sixty (60) days undismissed.

    4.1(h) A judgment or judgments for the payment of money in excess of the sum of $75,000 in the aggregate shall be rendered against Borrower and either (i) the judgment creditor executes on such judgment or (ii) such judgment remains unpaid or undischarged for more than sixty (60) days from the date of entry thereof or such longer period during which execution of such judgment shall be stayed during an appeal from such judgment.

    4.1(i) A default shall occur, and continue beyond any applicable grace or cure period, under any note or other evidence of indebtedness or credit or loan agreement, or other document or instruments executed in connection therewith, including without limitation the Security Agreement and Financing Agreement both of even date herewith and all other documents or instruments executed in connection therewith, all now or hereafter entered into between Lender and Borrower, as any of the same may be amended, modified, supplemented, extended, renewed or replaced.

    4.1(j) The maturity of any material indebtedness of Borrower (other than the Loan and any indebtedness referred to in the immediately preceding subsection) shall be accelerated, or Borrower shall fail to pay any such material indebtedness when due (after the lapse of any applicable grace period) or any event shall occur or condition shall exist and shall continue for more than the period of grace, if any, applicable thereto and shall have the effect of causing, or permitting the holder of any such indebtedness to cause, such material indebtedness to become due prior to its stated maturity or to realize upon any collateral given as security therefor. For purposes of this Section, indebtedness shall be deemed "material" if it exceeds $50,000 as to any item of indebtedness or in the aggregate for all items of indebtedness with respect to which any of the events described in this Section has occurred.

    4.1(k) Any execution or attachment shall be issued whereby any substantial part of the property of Borrower shall be taken or attempted to be taken and the same shall not have been vacated or stayed within sixty (60) days after the issuance thereof.

    4.1(l) Any default shall occur under any other Loan Document, and shall continue beyond any grace or cure period provided therein with respect to such default.

    Section 4.2  Remedies.  Upon and during the occurrence of an Event of Default described in Sections 4.1(e), (f) or (g) of this Mortgage, all of the Obligations shall be accelerated and become immediately due and payable without notice or declaration to Borrower. Upon the occurrence of one or more other Events of Default, all of the Obligations, at the option of Lender, shall be accelerated and become immediately due and payable upon notice to Borrower. In either event, the Obligations shall be due and payable without presentment, demand or further notice of any kind. Lender shall have the right to proceed to protect and enforce its rights by one or more of the following remedies:

      (a) LENDER SHALL HAVE THE RIGHT TO BRING SUIT either for damages, for specific performance of any agreement contained in any Loan Document, for the foreclosure of this Mortgage, or for the enforcement of any other appropriate legal or equitable remedy.

      (b) LENDER SHALL HAVE THE RIGHT TO SELL THE MORTGAGED PROPERTY AT PUBLIC AUCTION AND CONVEY THE SAME TO THE PURCHASER IN FEE SIMPLE, as provided by law, Borrower to remain liable for any deficiency. Said sale may be as one tract or otherwise, at the sole option of Lender. In the event of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Lender, its successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price the total amount of the Obligations then due, including principal and interest on the Note and all other sums, with interest, advanced or secured hereby and unpaid hereunder or under any of the other Loan Documents.

      (c) LENDER SHALL HAVE THE RIGHT TO OBTAIN THE APPOINTMENT OF A RECEIVER at any time after the occurrence of an Event of Default. Lender may apply for the appointment of a receiver to the district court for the county where the Mortgaged Property or any part thereof is located, by an action separate from any foreclosure of this Mortgage pursuant to Minnesota Statutes Chapter 580 or pursuant to Minnesota Statutes Chapter 581, or as a part of the foreclosure action under said Chapter 581 (it being agreed that the existence of a foreclosure pursuant to said Chapter 580 or a foreclosure action pursuant to said Chapter 581 is not a prerequisite to any action for a receiver hereunder). Lender shall be entitled to the appointment of a receiver without regard to waste, adequacy of the security or solvency of Borrower. The receiver, who shall be an experienced property manager, shall collect (until the Obligations are fully paid and satisfied and, in the case of a foreclosure sale, during the entire redemption period) the Rents, and shall manage the Mortgaged Property, execute Leases within or beyond the period of the receivership if approved by the court and apply all rents, profits and other income collected by him in the following order:

         (i) to the payment of all reasonable fees of the receiver, if any, approved by the court;

        (ii) to the repayment of tenant security deposits, with interest thereon, as required by Minnesota Statutes, Section 504.20;

        (iii) to the payment when due of delinquent or current real estate taxes or special assessments with respect to the Mortgaged Property, or the periodic escrow for the payment of the same;

        (iv) to the payment when due of premiums for insurance of the type required by this Mortgage, or the periodic escrow for the payment of the same;

        (v) to the payment for the keeping of the covenants required of a lessor or licensor pursuant to Minnesota Statutes, Section 504.18, subdivision 1;

        (vi) to the payment of all expenses for normal maintenance of the Mortgaged Property; and

       (vii) the balance to Lender (a) if received prior to the commencement of a foreclosure, to be applied to the Obligations, in such order as Lender may elect and (b) if received after the commencement of a foreclosure, to be applied to the amount required to be paid to effect a reinstatement prior to foreclosure sale, or, after a foreclosure sale to any deficiency and thereafter to the amount required to be paid to effect a redemption, all pursuant to Minnesota Statutes, Sections 580.30, 580.23 and 581.10, with any excess to be paid to Borrower. Provided, that if this Mortgage is not reinstated nor the Mortgaged Property redeemed as provided by said Sections 580.30, 580.23 or 581.10, the entire amount paid to Lender pursuant hereto shall be the property of Lender together with all or any part of the Mortgaged Property acquired through foreclosure.

    Lender shall have the right, at any time and without limitation, as provided in Minnesota Statutes, Section 582.03, to advance money to the receiver to pay any part or all of the items which the receiver should otherwise pay if cash were available from the Mortgaged Property and sums so advanced, with interest at the Default Rate set forth in the Note, shall be secured hereby, or if advanced during the period of redemption shall be part of the sum required to be paid to redeem from the sale.

      (d) LENDER SHALL HAVE THE RIGHT TO COLLECT THE RENTS from the Mortgaged Property and apply the same in the manner hereinbefore provided with respect to a receiver. For that purpose, Lender may enter and take possession of the Mortgaged Property and manage and operate the same and take any action which, in Lender's judgment, is necessary or proper to collect the Rents and to conserve the value of the Mortgaged Property. Lender may also take possession of, and for these purposes use, any and all of the Personal Property. The expense (including any receiver's fees, attorneys' fees, costs and agent's compensation) incurred pursuant to the powers herein contained shall be secured by this Mortgage. Lender shall not be liable to account to Borrower for any action taken pursuant hereto other than to account for any Rents actually received by Lender. Enforcement hereof shall not cause Lender to be deemed a mortgagee in possession unless Lender elects in writing to be a mortgagee in possession.

      (e) LENDER SHALL HAVE THE RIGHT TO ENTER AND TAKE POSSESSION of the Mortgaged Property and manage and operate the same in conformity with all applicable laws and take any action which, in Lender's judgment, is necessary or proper to conserve the value of the Mortgaged Property.

      (f)  LENDER SHALL HAVE ALL OF THE RIGHTS AND REMEDIES PROVIDED IN THE UNIFORM COMMERCIAL CODE including the right to proceed under the Uniform Commercial Code provisions governing default as to any Personal Property separately from the real estate included within the Mortgaged Property, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies in respect of said real estate. If Lender should elect to proceed separately as to such Personal Property, Borrower agrees to make such Personal Property available to Lender at a place or places acceptable to Lender, and if any notification of intended disposition of any of such Personal Property is required by law, such notification shall be deemed reasonably and properly given if given at least ten (10) days before such disposition in the manner hereinafter provided.

      (g) LENDER SHALL HAVE THE RIGHT TO FILE PROOF OF CLAIM and other documents as may be necessary or advisable in order to have its claims allowed in any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Borrower, its creditors or its property, for the entire amount due and payable by Borrower in respect of the Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable by Borrower after such date.

Each remedy herein specifically given shall be in addition to every other right now or hereafter given or existing at law or in equity, and each and every right may be exercised from time to time and as often and in such order as may be deemed expedient by Lender and the exercise or the beginning of the exercise of one right shall not be deemed a waiver of the right to exercise at the same time or thereafter any other right. Lender shall have all rights and remedies available under the law in effect now and/or at the time such rights and remedies are sought to be enforced, whether or not they are available under the law in effect on the date hereof.

    Section 4.3  Expenses of Exercising Rights Powers and Remedies.  The reasonable expenses (including any reasonable receiver's fees, attorneys' fees, appraisers' fees, environmental engineers' and/or consultants' fees, costs incurred for documentary and expert evidence, stenographers' charges, publication costs, costs (which may be estimated as to items to be expended after entry of the decree of foreclosure) of procuring all abstracts of title, continuations of abstracts of title, title searches and examinations, title insurance policies and commitments and extensions therefor, Torrens duplicate certificates of title, UCC and chattel lien searches, and similar data and assurances with respect to title as Lender may deem reasonably necessary either to prosecute any foreclosure action or to evidence to bidders at any sale which may be had pursuant to any foreclosure decree the true condition of the title to or the value of the Mortgaged Property, and agent's compensation) incurred by Lender after and during the occurrence of any Event of Default and/or in pursuing the rights, powers and remedies contained in this Mortgage shall be immediately due and payable by Borrower, with interest thereon from the date incurred at the Default Rate set forth in the Note, and shall be added to the indebtedness secured by this Mortgage.

    Section 4.4  Restoration of Position.  In case Lender shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Borrower and Lender shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof.

    Section 4.5  Marshalling.  Borrower, for itself and on behalf of all Persons which may claim under Borrower, hereby waives all requirements of law relating to the marshalling of assets, if any, which would be applicable in connection with the enforcement by Lender of its remedies for an Event of Default hereunder, absent this waiver. Lender shall not be required to sell or realize upon any portion of the Mortgaged Property before selling or realizing upon any other portion thereof.

    Section 4.6  Waivers.  No waiver of any provision hereof shall be implied from the conduct of the parties. Any such waiver must be in writing and must be signed by the party against which such waiver is sought to be enforced. The waiver or release of any breach of the provisions set forth herein to be kept and performed shall not be a waiver or release of any preceding or subsequent breach of the same or any other provision. No receipt of partial payment after acceleration of any of the Obligations shall waive the acceleration. No payment by Borrower or receipt by Lender of a lesser amount than the full amount secured hereby shall be deemed to be other than on account of the sums due and payable hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lender may accept any check or payment without prejudice to Lender's right to recover the balance of such sums or to pursue any other remedy provided in this Mortgage. The consent by Lender to any matter or event requiring such consent shall not constitute a waiver of the necessity for such consent to any subsequent matter or event.

    Section 4.7  Lender's Right to Cure Defaults.  If Borrower shall fail to comply with any of the terms of the Loan Documents with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, or any other term contained herein or in any of the other Loan Documents, Lender may make advances to perform the same without releasing Borrower from any of the Obligations. Borrower agrees to repay upon demand all sums so advanced and all sums expended by Lender in connection with such performance, including without limitation attorneys' fees, with interest at the Default Rate set forth in the Note from the dates such advances are made, and all sums so advanced and/or expenses incurred, with interest, shall be secured hereby, but no such advance and/or incurring of expense by Lender, shall be deemed to relieve Borrower from any default hereunder or under any of the other Loan Documents, or to release Borrower from any of the Obligations.

    Section 4.8  Suits and Proceedings.  Lender shall have the power and authority, upon prior notice to Borrower, to institute and maintain any suits and proceedings as Lender may deem advisable to (i) prevent any impairment of the Mortgaged Property by any act which may be unlawful or by any violation of this Mortgage, (ii) preserve or protect its interest in the Mortgaged Property, or (iii) restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if, in the sole opinion of Lender, the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Lender's interest.

ARTICLE V
MISCELLANEOUS

    Section 5.1  Binding Effect; Survival; Number; Gender.  This Mortgage shall be binding on and inure to the benefit of the parties hereto, and their respective heirs, legal representatives, successors and assigns. All agreements, representations and warranties contained herein or otherwise heretofore made by Borrower to Lender shall survive the execution, delivery and foreclosure hereof. The singular of all terms used herein shall include the plural, the plural shall include the singular, and the use of any gender herein shall include all other genders, where the context so requires or permits.

    Section 5.2  Severability.  The unenforceability or invalidity of any provision of this Mortgage as to any person or circumstance shall not render that provision unenforceable or invalid as to any other person or circumstance.

    Section 5.3  Notices.  Any notice or other communication to any party in connection with this Mortgage shall be in writing and shall be sent by manual delivery, telegram, telex, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified below, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by telegram, telex or facsimile transmission, from the first Business Day (as defined in the Loan Agreement) after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed. Notices shall be given to or made upon the respective parties hereto at their respective addresses set forth below:

If to Borrower:	REUTER MANUFACTURING, INC. 410 - 11th Avenue South Hopkins, Minnesota 55343
If to Lender:	U.S. Bank National Association U.S. Bank Place Minneapolis, Minnesota 55402

Either party may change its address for notices by a notice given not less than five (5) Business Days prior to the effective date of the change.

    Section 5.4  Applicable Law.  This Mortgage and the other Loan Documents shall be construed and enforceable in accordance with, and be governed by, the laws of the State of Minnesota, without giving effect to conflict of laws or principles thereof, but giving effect to federal laws of the United States applicable to national banks. Whenever possible, each provision of this Mortgage and any other statement, instrument or transaction contemplated hereby or relating hereto, shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Mortgage or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Mortgage or any other statement, instrument or transaction contemplated hereby or relating hereto.

    Section 5.5  Waiver of Jury Trial.  Borrower and Lender each irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Mortgage or any of the other Loan Documents or the transactions contemplated hereby or thereby.

    Section 5.6  Effect.  This Mortgage is in addition and not in substitution for any other guarantees, covenants, obligations or other rights now or hereafter held by Lender from any other person or entity in connection with the Obligations.

    Section 5.7  Assignability.  Lender shall have the right to assign this Mortgage, in whole or in part, or sell participation interests herein, to any person obtaining an interest in the Obligations.

    Section 5.8  Headings.  Headings of the Sections of this Mortgage are inserted for convenience only and shall not be deemed to constitute a part hereof.

    Section 5.9  Fixture Filing.  This instrument shall be deemed to be a Fixture Filing within the meaning of the Minnesota Uniform Commercial Code, and for such purpose, the following information is given:

(a)	Name and address of Debtor:	REUTER MANUFACTURING, INC. 410 - 11th Avenue South Hopkins, Minnesota 55343 Federal Tax I.D. No.: 41-0780999
(b)	Name and address of Secured Party:	U.S. BANK NATIONAL ASSOCIATION U.S. Bank Place Minneapolis, Minnesota 55402
(c)	Description of the types (or items) of property covered by this Fixture Filing:	See granting clause on pages 2 and 3 hereof.
(d)	Description of real estate to which the collateral is attached or upon which it is or will be located:	See Exhibit A hereto.

Some of the above-described collateral is or is to become fixtures upon the above-described real estate, and this Fixture Filing is to be filed for record in the public real estate records.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

    IN WITNESS WHEREOF, Borrower has executed this Mortgage as of the date first written above.

REUTER MANUFACTURING, INC.
By:	/s/ Michael J. Tate
Name:	Michael J. Tate
Title:	President

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

    The foregoing instrument was acknowledged before me this 10th day of October, 2000, by Michael J. Tate, the President of REUTER MANUFACTURING, INC., a corporation organized under the laws of the State of Minnesota, on behalf of the corporation.

/s/ Pamela H. Voss Notary Public

EXHIBIT A

Legal Description (Granting Clause A)

    Lot 3, Auditor's Subdivision Number 195, Hennepin County, Minnesota, together with all that part of vacated 3 1/2 Street South lying between the Easterly and Westerly boundary lines of said Lot 3 extended Northerly.

Permitted Encumbrances (Section 2.1)

1.
Unpaid 1999 real estate taxes and installments of special assessments, plus penalty and interest.

2.
Real estate taxes and installments of special assessments for 2000 not yet due and payable.

3.
Drainage Ditch Easement recorded as Torrens Document No. 1396934.

4.
Underground Utility Easement recorded as Torrens Document No. 890732.

5.
Roadway and Utility Easement recorded with the County Recorder as Document No. 6730545.

6.
Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement in the original principal amount of $2,400,000 recorded as Document No. 2869161.

7.
Financing Statement by and between Hydro Engineering International Inc., as debtor, and R. A. Marsteller, as Collateral Agent, as secured party, recorded as Document No. 3260211.

8.
Second Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement in the original principal amount of $970,000.00 recorded as Document No. 3277844.

9.
Third Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement in the original principal amount of $2,325,000.00 recorded as Document No. 3298708.

A-1

EXHIBIT B

List of Personal Property (Granting Clause B)

    All fixtures, machinery, equipment and personal property now or hereafter located on, in or under the land, hereafter described ("Land") and the improvements constructed thereon ("Improvements") or which are necessary or useful in connection with the functioning of the Land or Improvements for their general intended purposes (but not to the extent primarily used in the operation of Borrower's specific business) and which are owned by Borrower including any construction and building materials stored on and to be included in the Improvements plus any repairs, replacements, and betterments thereto and proceeds and products thereof (the "Fixtures and Personal Property"); and all rights of the Borrower with respect to tenants or occupants now or hereafter occupying any part of the Land or Improvements, if any, whether oral or written, including all leases and licenses and rights in connection therewith (the "Leases"), and all rents, income, both from services and occupation, royalties, revenues and payments, including prepayments and security deposits (collectively, the "Rents"), which are now or hereafter due or to be paid in connection with the Land, Improvements, Fixtures, or Personalty; and all general intangibles of Borrower which relate to any of the Land, Improvements, Fixtures, Personal Property or Leases as related to the functioning of the Land or Improvements for their general intended purposes (but not to the extent primarily used in the operation of Borrower's specific business), including proceeds of insurance and condemnation or conveyance of the Land and Improvements, accounts, trade names, contract rights, accounts receivable, and bank accounts as related to the functioning of the Land or Improvements for their general intended purposes (but not to the extent primarily used in the operation of Borrower's specific business); and all after acquired property similar to the property herein described and conveyed which may be subsequently acquired by Borrower and used in connection with the Land, Improvements, Fixtures, Personal Property, Leases or Rents as related to the functioning of the Land or Improvements for their general intended purposes (but not to the extent primarily used in the operation of Borrower's specific business); and all cash and noncash proceeds and products of all of the foregoing property ("Proceeds").

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EXHIBIT C

(Insurance Requirements)

I.  PROPERTY INSURANCE

  As to Improvements while under construction:

      An ORIGINAL (or evidence acceptable to Lender of) Builder's Risk "All-Risk", Completed Value (Non-Reporting) Form POLICY naming Borrower as an insured, and covering the interests of all contractors (of all tiers) in the Mortgaged Property, reflecting coverage of 100% of the insurable replacement cost, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of Minnesota), that includes:

  •
  Lender's Loss Payable Endorsement naming U.S. Bank National Association as Mortgagee

  •
  30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

  •
  Replacement Cost Measure of Recovery

  •
  Stipulated Value/Agreed Amount Endorsement (No Coinsurance)

  •
  Coverage for Foundations, Off-site (Unscheduled and Temporary Locations), Transit, Testing, Flood, Earthquake, Collapse, and Boiler and Machinery/ Mechanical and Electrical Breakdown, in such amounts as Lender and Borrower mutually agree is appropriate

  •
  Coverage for indirect loss exposures (customarily referred to as "soft cost" exposures), "Contingent Liability from Operation of Building Laws" coverage, "Demolition Costs" coverage, "Increased Cost of Construction" coverage, and "Increased Time to Rebuild" coverage, with such additional limits for such coverages as Lender may reasonably require

  •
  Policy to permit partial occupancy

  •
  No insurer subrogation action or recovery against any party whose interests are covered under the policy

  •
  Deductible not to exceed $5,000

  •
  Coverage to become effective upon the date of the Notice to Proceed, the date of site mobilization, or the start of any shipment of materials, machinery or equipment to the site, whichever is earlier, and to remain in effect until replaced by the permanent All Risk Property Insurance described below, or until such other time as may be mutually agreed upon by Lender and Borrower

  As to completed Improvements:

      An ORIGINAL (or evidence acceptable to Lender of) Special Form (or so-called All Risk) Hazard Insurance POLICY naming Borrower as an insured, reflecting coverage of 100% of the replacement cost, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of Minnesota), that includes:

  •
  Lender's Loss Payable Endorsement naming U.S. Bank National Association as Mortgagee

  •
  30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

  •
  Replacement Cost Measure of Recovery

  •
  Stipulated Value/Agreed Amount Endorsement (No Coinsurance)

  •
  Boiler and Machinery Coverage (including business income, extra expense coverage)

C-1

  •
  Flood Insurance

  •
  One (1) year's business interruption, leasehold interest and/or rent loss insurance in an amount acceptable to Lender

  •
  Extra expense coverage in an amount acceptable to Lender

  •
  "Contingent Liability from Operation of Building Laws" coverage, "Demolition Costs" coverage, "Increased Cost of Construction" coverage, and "Increased Time to Rebuild" Coverage, with such additional limits for such coverages as Lender may reasonably require

  •
  No exclusion for "Collapse"

  •
  Deductible not to exceed $5,000

II.  LIABILITY INSURANCE

      An ORIGINAL (or evidence acceptable to Lender of) Commercial General Liability Insurance POLICY (Insurance Services Offices policy form title) naming Borrower as an insured, providing coverage on an "occurrence" rather than a "claims made" basis, and written by a carrier approved by Lender with a current A.M. Best Company rating of at least A:VII (which is authorized to do business in the State of Minnesota), that includes:

  •
  Combined general liability policy limit of at least $2,000,000.00 each occurrence, applying to liability for Bodily Injury, Personal Injury and Property Damage, which combined limit may be satisfied by the limit afforded under the Commercial General Liability Policy, or by such Policy in combination with the limits afforded by an Umbrella or Excess Liability Policy (or policies); provided, that the coverage afforded under any such Umbrella or Excess Liability Policy is at least as broad in all material respects as that afforded by the underlying Commercial General Liability Policy

  •
  Coverage for Bodily Injury, Property Damage, Personal Injury, Contractual Liability, Independent Contractors and Products-Completed Operations Liability

  •
  Automobile Liability insurance covering liability for Bodily Injury and Property Damage arising out of the ownership, use, maintenance or operation of all owned, nonowned and hired automobiles and other motor vehicles utilized by Borrower in connection with the Mortgaged Property, which coverage may be provided under a separate policy

  •
  Dram shop coverage if liquor is sold or served at or in the Mortgaged Property, which coverage may be provided under a separate policy

  •
  Deductible not to exceed $5,000

  •
  Additional Insured Endorsement naming U.S. Bank National Association and a Severability of Interest provision

  •
  30-day notice to Lender in the event of cancellation or non-renewal by either party or material adverse change

III. WORKER'S COMPENSATION

      An ORIGINAL CERTIFICATE of Worker's Compensation coverage in the statutory amount, naming Borrower as an insured, written by a carrier approved by Lender.

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QuickLinks

  THIS INSTRUMENT WAS PREPARED BY, AND WHEN RECORDED SHOULD BE RETURNED TO: Dorsey & Whitney LLP (RMH) Pillsbury Center South 220 South Sixth Street Minneapolis, Minnesota 55402-1498
AMENDED, RESTATED, AND CONSOLIDATED MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF LEASES AND RENTS AND FIXTURE FINANCING STATEMENT
A. LAND AND IMPROVEMENTS
B. FIXTURES AND PERSONAL PROPERTY
C. LEASES AND RENTS
D. GENERAL INTANGIBLES
E. AFTER ACQUIRED PROPERTY AND PROCEEDS
ARTICLE I AGREEMENTS
ARTICLE II REPRESENTATIONS AND WARRANTIES
ARTICLE III CASUALTY; CONDEMNATION
ARTICLE IV DEFAULTS AND REMEDIES
ARTICLE V MISCELLANEOUS
EXHIBIT A
Legal Description (Granting Clause A)
Permitted Encumbrances (Section 2.1)
EXHIBIT B
List of Personal Property (Granting Clause B)
EXHIBIT C
(Insurance Requirements)